Exhibit 10.2

AMENDMENTS TO EQUITY COMPENSATION PLANS

WHEREAS, Fluidigm Corporation (the “Company”) sponsors and maintains the Company’s 2011 Equity Incentive Plan (the “2011 Plan”), 2009 Equity Incentive Plan (the “2009 Plan”), and 1999 Stock Option Plan (the “1999 Plan”) and the DVS Sciences, Inc. 2010 Equity Incentive Plan (together with the 2011 Plan, the 2009 Plan, and the 1999 Plan, the “Plans”); and

WHEREAS, the Company wishes to amend the Plans to provide for a one-time-only equity award exchange program, subject to the approval of the Company’s stockholders at the Company’s 2017 annual meeting of stockholders (the “Annual Meeting”) and effective as of the date of such approval (the “Effective Date”).

Subject to the approval of the Company’s stockholders at the Annual Meeting, the Plans are hereby amended as of the Effective Date as follows:

1.       Amendment to Plans. Notwithstanding any contrary provision in any Plan, if the Company’s stockholders approve the amendments to the Plans to permit the one-time-only exchange program described in the proxy statement with respect to the Annual Meeting under which certain outstanding options to purchase shares of the Company’s common stock that were granted under the Plans may be surrendered or cancelled at the election of the person holding such option in exchange for Awards of Options or Restricted Stock Units (as such terms are defined in the 2011 Plan) under the 2011 Plan, as applicable (the “Exchange Program”) (such approval, the “Stockholder Approval”), the Administrator (as defined in the applicable Plan) of each Plan may provide for, and the Company may implement, the Exchange Program within 12 months after the date of the Annual Meeting.

2.       Failure to Obtain Stockholder Approval. If the Stockholder Approval is not obtained, then this Amendment to Equity Compensation shall become null and void and shall immediately terminate.

3.       Effect of this Amendment. Except as expressly amended hereby, the Plans shall continue in full force and effect in accordance with the provisions thereof.

4.       Governing law. All issues concerning this Amendment to Equity Compensation Plans shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the law of any jurisdiction other than the State of California.